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                                                                  EXHIBIT 10.20



          AMENDMENT NO. 1 TO PRODUCT DEVELOPMENT AND SUPPLY AGREEMENT

         THIS AMENDMENT NO. 1, is entered into as of May 3, 2000 by and between PENWEST PHARMACEUTICALS CO., a Washington corporation, with a principal place of business at 2981 Route 22, Patterson, New York 12563 ("Penwest") and FIRST HORIZON PHARMACEUTICAL CORPORATION, a Delaware corporation, with a principal place of business at 660 Hembree Parkway, Suite 106, Roswell, GA 30076 ("Horizon").

                              W I T N E S S E T H:

         WHEREAS, Penwest and Horizon have heretofore entered into a Product Development and Supply Agreement dated as of March 25, 1999 (the "Agreement"); and

         WHEREAS, Penwest and Horizon desire to amend certain provisions of the Agreement as hereinafter set forth; and

         WHEREAS, Section 12.5 of the Agreement provides that modifications may be made to the Agreement provided that they are reduced to writing and signed by duly authorized representative by each of the parties;

         NOW, THEREFORE, it is agreed by the parties as follows:

         1. In Section 12.3 of the Agreement entitled "Assignment" Subsection (b) is hereby deleted and the following is substituted in its place:

                  "...(b) nine (9) months following such assignment or delegation, (i) such right shall become ineffective and (ii) Horizon shall terminate any such assignment or delegation, unless Inpharmakon has (A) within six
                  (6) months identified in writing to Penwest one or more qualified third parties that have a sales force, whether their own or contracted, in the Territory of at least 133 sales personnel or a substantially equivalent sales and distribution capability, and (B) within nine (9) months obtained a binding contract to market and sell the Designated Product in the Territory which binding contract shall be with a third party that does not manufacture, market or promote any oral, controlled release delivery product, except that Inpharmakon may contract with a contract manufacturer that manufactures such a delivery product if such manufacturer agrees to be bound by the confidentiality conditions that bind Horizon under
                  Section 8.1 of this Agreement and provided further that if Penwest reasonably objects to such manufacturer, Penwest shall have the right to provide Inpharmakon with an acceptable substitute contract manufacturer on terms substantially equivalent to the terms



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                  Inpharmakon has negotiated with the manufacturer to whom
                  Penwest has objected.

         2. In the sentence following Subsection (b) in Section 12.3 of the Agreement, the reference to "six (6) month period" is hereby deleted and the phrase "nine (9) month period" is substituted in its place.

         3. In all other respects the Agreement is hereby ratified and confirmed.

         IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the day and date first above written.


PENWEST PHARMACEUTICALS CO.              FIRST HORIZON PHARMACEUTICAL
                                         CORPORATION



By:                                      By:
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Its:                                     Its:
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